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EXHIBIT 10.29

Information Deleted Pursuant To A Request For Confidential Treatment
Is Indicated By [***]

CONTRACT MANUFACTURING AGREEMENT
DATED DECEMBER 30, 2002

TABLE OF CONTENTS

SECTION 1: DEFINITIONS.		1
1.1	Definitions.	1
SECTION 2: REPRESENTATIONS OF CUSTOMER.		1
2.1	Authorization to Conduct Business; Certification.	1
2.2	Authority.	1
2.3	Consents; Licenses.	1
2.4	Declaration by Customer.	1
2.5	Litigation.	1
SECTION 3: REPRESENTATIONS OF MANUFACTURER.		2
3.1	Authorization to Conduct Business; Certification.	2
3.2	Authority.	2
3.3	Consents; Licenses.	2
3.4	Declaration by Manufacturer.	2
3.5	Litigation.	2
3.6	Limited Warranty.	2
SECTION 4: INSURANCE		2
4.1	Additional Insureds.	2
4.2	Types of Insurance.	2
4.3	Types of Insurance.	3
4.4	Certificates of Insurance.	3
4.5	General Requirements.	3
SECTION 5: INDEPENDENT CONTRACTORS		3
5.1	Disclaimer of Intent to Become Partners.	3
5.2	Equipment, tools, materials, and supplies.	3
5.3	Federal, state and local payroll taxes.	3
5.4	No Agency.	3
SECTION 6: MANUFACTURING OF PRODUCTS.		3
6.1	Annual Product Plans.	3
6.2	Periodic Forecasts.	4
6.3	Orders for Products.	4
6.4	Incorporation of Terms and Conditions.	4
6.5	Fulfillment of Orders.	4
6.6	Quality Control.	4
SECTION 7: SHIPMENT; RISK.		4
7.1	Shipping to Customer.	4
7.2	Title to Products and Risk of Loss.	4
SECTION 8: INVOICES.		5
8.1	Services Invoices.	5
8.2	Manufactured Products Invoices.	5
8.3	Other Rabon Products Invoices.	5
8.4	Payment of Invoices.	5
8.5	Charges for Product.	5
8.6	Price Adjustments.	5

ii

SECTION 9: INVENTORY.		5
9.1	Raw Materials.	5
9.2	Technical Rabon Inventory.	5
9.3	Other Rabon Products Inventory.	5
9.4	Warehousing.	6
9.5	Storage.	6
SECTION 10: EQUIPMENT.		6
10.1	Equipment.	6
10.2	Maintenance of Equipment.	6
10.3	Removal of Equipment.	6
SECTION 11: DURATION AND TERMINATION.		6
11.1	Term of Agreement.	6
11.2	Immediate Termination.	7
11.3	Termination upon Notice and Cure.	7
11.4	Termination of Manufacturing Services.	7
SECTION 12: INDEMNIFICATION.		7
12.1	Customer's Indemnification.	7
12.2	Manufacturer's Indemnification.	7
12.3	Applicability of Indemnification Obligation.	7
12.4	Remedies non-exclusive.	7
SECTION 13: EXPENSES.		7
SECTION 14: MISCELLANEOUS.		8
14.1	Notices.	8
14.2	Jurisdiction; Service of Process.	8
14.3	Waiver of Jury Trial.	8
14.4	Waiver.	8
14.5	Entire Agreement and Modification.	8
14.6	Assignments, Successors, and No Third-party Rights.	9
14.7	Severability.	9
14.8	Force Majeure.	9
14.9	Section Headings, Construction.	9
14.10	Time of Essence.	9
14.11	Governing Law.	10
14.12	Counterparts.	10

        EXHIBIT A—DEFINITIONS

        EXHIBIT B—SPECIFICATIONS

        EXHIBIT C—PRICE FOR FINISHED PRODUCT ON EFFECTIVE DATE

iii

CONTRACT MANUFACTURING AGREEMENT

        THIS CONTRACT MANUFACTURING AGREEMENT is made and entered into between Boehringer Ingelheim Vetmedica, Inc., a Delaware corporation (the "Manufacturer") and KMG Bernuth, Inc., a Delaware corporation (the "Customer"), on this 30th day of December, 2002 (the "Effective Date").

RECITALS

        WHEREAS, Contemporaneously with the execution of this Agreement, Customer has acquired from Manufacturer under the terms of the Asset Purchase Agreement, the Manufacturer's business of producing and selling the Products;

        WHEREAS, Manufacturer has significant experience in manufacturing the Products;

        WHEREAS, Customer has agreed to purchase the raw materials inventory necessary to manufacture the Products and Customer desires to retain Manufacturer, under the terms and conditions described herein, to manufacture the Products;

        WHEREAS, Customer has acquired the Equipment necessary to manufacture the Products and such Equipment is currently housed within the Manufacturer's facility; and

        NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

SECTION 1: DEFINITIONS.

        1.1    Definitions.    Unless context otherwise requires, capitalized terms shall have the meaning set forth in the Definitions attached hereto as EXHIBIT A, which is incorporated herein by reference.

SECTION 2: REPRESENTATIONS OF CUSTOMER.

        Customer hereby makes the following representations and warranties to Manufacturer, each of which shall be true as of the Effective Date and throughout the Term:

        2.1    Authorization to Conduct Business; Certification.    Customer is duly authorized to transact business in the manner contemplated by this Agreement.

        2.2    Authority.    Customer has full corporate power and authority to enter into and perform (a) this Agreement; and (b) all documents and instruments to be executed by Customer pursuant to this Agreement. This Agreement has been duly executed and delivered by Customer and is enforceable in accordance with its terms.

        2.3    Consents; Licenses.    No consent, authorization, license, order or approval of, or filing or registration with, any governmental authority or other Person is required for the execution and delivery by Customer of this Agreement and the consummation by Customer of the transactions contemplated by this Agreement.

        2.4    Declaration by Customer.    Customer declares that Customer has complied with all federal, state and local laws regarding business permits, certificates and licenses that may be required to sell and distribute the Products.

        2.5    Litigation.    There is no pending litigation, which would materially impact or affect this Agreement or Customer's execution or performance hereof.

SECTION 3: REPRESENTATIONS OF MANUFACTURER.

        Manufacturer hereby makes the following representations and warranties to Customer, each of which shall be true as of the Effective Date and throughout the Term:

        3.1    Authorization to Conduct Business; Certification.    Manufacturer is duly authorized to transact business in the manner contemplated by this Agreement.

        3.2    Authority.    Manufacturer has full corporate power and authority to enter into and perform (a) this Agreement; and (b) all documents and instruments to be executed by Manufacturer pursuant to this Agreement. This Agreement has been duly executed and delivered by Manufacturer and is enforceable in accordance with its terms.

        3.3    Consents; Licenses.    No consent, authorization, license, order or approval of, or filing or registration with, any governmental authority or other Person is required for the execution and delivery by Manufacturer of this Agreement and the consummation by Manufacturer of the transactions contemplated by this Agreement.

        3.4    Declaration by Manufacturer.    Manufacturer declares that Manufacturer has complied with all federal, state and local laws regarding business permits, certificates and licenses that may be required to carry out the work to be performed by Manufacturer under this Agreement. Except for the Equipment, Manufacturer owns all equipment and employs all personnel sufficient to manufacture Products in a timely and workmanlike manner.

        3.5    Litigation.    There is no pending litigation, which would materially impact or affect this Agreement or Manufacturer's execution or performance hereof.

        3.6    Limited Warranty.    Manufacturer warrants that the Products sold hereunder will conform to the specifications, including packaging specifications, set forth on EXHIBIT B (the "Specifications"). THE WARRANTIES SET FORTH IN THIS Section 3 ARE INTENDED SOLELY FOR THE BENEFIT OF THE CUSTOMER. ALL CLAIMS HEREUNDER SHALL BE MADE BY CUSTOMER AND SHALL NOT BE MADE BY ANY THIRD PARTY. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY MANUFACTURER, INCLUDING ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE PRODUCTS ARE SOLD ON AN "AS IS" BASIS.

SECTION 4: INSURANCE

        Customer and Manufacturer shall maintain, throughout the Term, the insurance policies described in this Section 4.

        4.1    Additional Insureds.    All insurance maintained by any Party pursuant to this Agreement shall name the other Party, as an additional insured, and shall provide a waiver of subrogation.

        4.2    Types of Insurance.    During the Term, Customer shall maintain at its sole expense, the following insurance:

          (a)  Commercial General Liability insurance coverage including products and completed operations, contractual liability, bodily injury and property damage. This coverage shall provide for limits of $3,000,000 per occurrence and in the aggregate;

          (b)  Property damage insurance covering the Equipment and Customer's Inventory at the Facility in an amount not less than 100% of the insurable value thereof.

          (c)  Employer's Liability Insurance and Worker's compensation insurance as required of Customer by the State of Texas and with a waiver of subrogation for Manufacturer and Manufacturer's subcontractors.

        4.3    Types of Insurance.    During the Term, Manufacturer shall maintain at its sole expense, the following insurance:

          (a)  Commercial General Liability insurance coverage including products and completed operations, contractual liability, bodily injury and property damage. This coverage shall be for limits of $3,000,000 per occurrence and in the aggregate;

          (b)  Property damage insurance covering the Facility and the Technical Rabon Inventory On Hand from time to time in an amount not less than 100% of the insurable value thereof;

          (c)  Employer's Liability Insurance to the extent required of Manufacturer at the Facility, and Worker's compensation insurance as required of Manufacturer by the State of Kansas and with a waiver of subrogation for Customer and Customer's subcontractors.

        4.4    Certificates of Insurance.    Each Party shall deliver to the other Party, within 10 days of the execution of this Agreement Certificates of Insurance in form and substance satisfactory to such other Party evidencing the required coverages with limits not less than those specified in this Section 4.

        4.5    General Requirements.    All insurance coverage procured by the Parties under this Section 4 shall be provided by insurance companies having policyholder ratings no lower than "A" and financial ratings not lower than "VIII" in the Best's insurance Guide, latest edition in effect as of the date of this Agreement.

SECTION 5: INDEPENDENT CONTRACTORS

        5.1    Disclaimer of Intent to Become Partners.    Manufacturer and Customer shall not by virtue of this Agreement be deemed partners or joint venturers. It is expressly understood that each of the Parties is acting as an independent contractor.

        5.2    Equipment, tools, materials, and supplies.    Unless otherwise agreed by the Parties in writing, each Party shall supply, at such Party's sole expense, all of such Party's equipment, tools, materials and/or supplies to accomplish the jobs to be performed in connection with this Agreement. The Parties acknowledge, however, that throughout the Term, Manufacturer shall have the right to use (without charge) the Equipment.

        5.3    Federal, state and local payroll taxes.    Each Party shall be responsible for paying or withholding any federal, state, or local income tax or payroll taxes, including Social Security tax of any kind, with respect to such Party's employees.

        5.4    No Agency.    Nothing contained herein shall create an agency whereby either Party may bind the other. Without limiting the generality of the foregoing, no Party shall, by virtue of this Agreement, have the right to (a) enter into contracts or commitments on behalf of or in the name of the other Party; (b) sign such other Party's name to any commercial paper, contract or other instrument; (c) contract any debt or enter into any agreement, either express or implied, binding such other Party to the payment of money; (d) receive or make payment for or on behalf of such other Party; or (e) make promises or representations on behalf of such other Party.

SECTION 6: MANUFACTURING OF PRODUCTS.

        6.1    Annual Product Plans.    During the Term, within 60 days prior to the beginning of each calendar year, Customer will share with Manufacturer its then-current annual Product production plans for the subsequent calendar year ("Annual Product Plans"). The Annual Product Plans are provided for planning purposes only and are not binding obligations to purchase Products or undertake any other actions.

        6.2    Periodic Forecasts.    During the Term, on a monthly basis, Customer shall deliver to Manufacturer a rolling three-month forecast advising Manufacturer of Customer's then-current best estimate of all Products to be ordered from the Manufacturer (the "Forecast") during the period covered by such Forecast. The information set forth in each Forecast provided to Manufacturer shall supercede all prior inconsistent information.

        6.3    Orders for Products.    Customer shall order Products hereunder by submitting a request to Manufacturer by mail or by facsimile setting forth the desired:

          (a)  shipping destination;

          (b)  quantity in Batches; and

          (c)  delivery date.

Except as otherwise agreed by the Manufacturer, such Orders must be received by the Manufacturer at least 15 days prior to month in which delivery is requested and shall describe quantities reasonably consistent with the monthly estimates set forth in the Forecast. Unless otherwise agreed by Manufacturer, no Forecast, Order or series of Orders shall require Manufacturer to produce more than [***] Batches in any 30 day period.

        6.4    Incorporation of Terms and Conditions.    The terms and conditions of this Agreement shall be deemed incorporated into and made a part of each Order, and shall not be superseded by any Order, except as expressly agreed to in a writing which specifies the extent to which such Order overrides the terms and conditions of this Agreement and which is signed by authorized representatives of both parties.

        6.5    Fulfillment of Orders.    Manufacturer shall confirm receipt of each Order by written notice to Customer confirming the quantity to be delivered and delivery date. Manufacturer shall fulfill each Order in accordance with its terms. Manufacturer may reject any Order that does not comply with the requirements of Section 6.3 by delivering a notice in writing by mail or by facsimile to Customer within five days following receipt of any Order, which rejection sets forth the reason for rejection of the corresponding Order. Manufacturer shall be deemed to have accepted any Order that it does not reject in accordance with this Section 6.5. Notwithstanding the foregoing, Manufacturer shall be under no obligation to fulfill any Order to the extent that Manufacturer is not in possession of sufficient quantities of raw materials to fulfill such Order and Manufacturer has provided written notice to Customer of the nature and extent of such deficiency.

        6.6    Quality Control.    Manufacturer shall sample and analyze each Batch to assure that the Specifications have been met and provide a certificate of analysis in support thereof when any Batch is shipped.

SECTION 7: SHIPMENT; RISK.

        7.1    Shipping to Customer.    Rabon Products (including the Products) delivered from Manufacturer to Customer shall be delivered F.O.B. at the Facility. Upon receipt of any Rabon Products, Customer will promptly inspect the Rabon Products received. Customer shall not accept from shipper any Rabon Products that are damaged or destroyed. Customer may reject any Rabon Products that do not conform to the Specifications or any law, rule, regulation, code, governmental determination, order or governmental certification requirement applicable to the Rabon Products.

        7.2    Title to Products and Risk of Loss.    Title and risk of loss as to (i) any Technical Rabon Inventory On Hand shall pass to Customer upon removal from storage by Manufacturer to fulfill an

Order, and (ii) finished Rabon Products or work in process shall pass to Customer upon shipment by Manufacturer pursuant to an Order to the extent title and risk of loss thereto did not pass in accordance with clause (i) of this Section 7.2. Title and risk of loss as to Technical Rabon Inventory other than Technical Rabon Inventory On Hand shall at all times be with Customer.

SECTION 8: INVOICES.

        8.1    Services Invoices.    Each month, Manufacturer shall deliver to Customer an invoice for amounts payable to Manufacturer under this Agreement with respect to the amount of the following charges, if any, that accrued during the preceding month: (a) warehousing charges, as described below in Section 9.4, and (b) Equipment maintenance charges, as described below under Section 10.

        8.2    Manufactured Products Invoices.    Upon shipment of each Batch that is manufactured by Manufacturer pursuant to an Order, Manufacturer shall deliver to Customer an invoice for amounts payable to Manufacturer under this Agreement with respect to the production of such Batch as set forth in Section 8.5, delivery thereof, and the sale of Technical Rabon Inventory On Hand used in the production of such Batch.

        8.3    Other Rabon Products Invoices.    Upon shipment of any finished Rabon Products purchased pursuant to Section 9.3, Manufacturer shall deliver to Customer an invoice for amounts payable to Manufacturer under this Agreement with respect thereto.

        8.4    Payment of Invoices.    Customer shall remit payment for each invoice issued by Manufacturer in accordance with Section 8.1, 8.2 or 8.3 within [***] days of the date of such invoice, provided that under no circumstances shall Customer have less [***] following receipt of such invoice to remit payment.

        8.5    Charges for Product.    The initial price for Product manufacturing shall be [***].

        8.6    Price Adjustments.    [***].

SECTION 9: INVENTORY.

        During the Term, Manufacturer shall manufacture and deliver the Products to Customer in accord with the following terms and conditions:

        9.1    Raw Materials.    Customer shall provide, at no charge to Manufacturer all Raw Materials, including the Technical Rabon Inventory. Customer and Manufacturer acknowledge that Manufacturer currently owns and is in possession of a quantity of Technical Rabon Inventory that is to be sold to Customer under the terms of this Agreement. If at any time, Manufacturer's supply of Technical Rabon Inventory is inadequate to fulfill an Order, Manufacturer will notify Customer of the amount of the deficiency and Customer shall procure and deliver to the Facility, at Customer's sole cost, Technical Rabon Inventory in the amount of such deficiency. Upon Manufacturer's acceptance of any Order from Customer, Manufacturer shall be deemed to have sold, transferred, and conveyed to Customer and Customer shall be deemed to have acquired, taken title to, and purchased a sufficient quantity of Technical Rabon Inventory to fill such Order. All other Raw Materials shall be provided by Customer and at Customer's cost to the Facility.

        9.2    Technical Rabon Inventory.    The Technical Rabon Inventory On Hand will be sold to Customer at a price of [***]. "Technical Rabon Inventory On Hand" means all of the Technical Rabon Inventory owned by Manufacturer as of the Effective Date [***].

        9.3    Other Rabon Products Inventory.    From time to time during the Term, Customer shall purchase finished Rabon Products, other than the Products, that are owned by Manufacturer as of the Effective Date. The prices for such finished Rabon Products shall be as set forth on EXHIBIT C. If (a) the Customer has not purchased the entire supply of such Rabon Products on or before

December 31, 2004, or (b) this Agreement is terminated for any reason prior to the expiration of the scheduled Term, then Manufacturer shall sell, transfer and convey to the Customer and Customer shall acquire, take title to, and purchase all remaining quantities of such Rabon Products owned by Manufacturer as of such date at the prices set forth on EXHIBIT C.

        9.4    Warehousing.    Customer's invoice shall reflect a warehousing fee of $3.00/pallet for each month during which finished Products are held at the Manufacturer's facility (to the extent that such finished Products were available for delivery) and for all Technical Rabon Inventory that is stored with the Manufacturer other than the Technical Rabon Inventory On Hand.

        9.5    Storage.    Manufacturer shall have the right to store the Inventory with its own raw materials, packaging and finished products, provided that the Inventory shall be clearly identified as the property of Customer. Manufacturer shall provide Customer with a book inventory of the Inventory at the Facility each month and Customer shall have access to the Facility during reasonable business hours and on reasonable notice to inspect or remove the Equipment and conduct a physical inventory of the Inventory.

SECTION 10: EQUIPMENT.

        10.1    Equipment.    During the Term:

          (a)  Manufacturer shall have full and unencumbered use of the Equipment without charge; and

          (b)  Manufacturer shall store and warehouse the Equipment on Customer's behalf without additional charge.

        10.2    Maintenance of Equipment.    During the Term, Manufacturer shall maintain and repair the Equipment in a manner consistent with the Manufacturer's past practice. For such maintenance and repairs, Manufacturer shall invoice for Manufacturer's actual cost of any replacement parts or supplies used in connection with such repairs. During the first three years of the Term, Manufacturer shall bear all labor costs of Manufacturer's employees, contractors and agents related to the maintenance of the Equipment ("Labor Costs"). During the fourth and fifth years of the Term, Manufacturer shall invoice Customer for Labor Costs at a rate not greater than rates charged by Manufacturer to any similarly situated third party.

        10.3    Removal of Equipment.    Within 100 days subsequent to the end of the Term, Customer shall remove from the Facility any and all Equipment or, to the extent owned by Customer, Inventory (collectively, the "Personalty") and Manufacturer shall provide reasonable access to the Facility to enable such removal. Customer will fully repair any damage to the Facility (ordinary wear and tear excepted) occasioned by the removal by Customer or its representatives of any Personalty. All Personalty not removed will be deemed to have been abandoned by Customer and may be stored or otherwise disposed of by Manufacturer upon 30 days prior written notice to Customer. Customer will pay Manufacturer all reasonable out-of-pocket expenses incurred by Manufacturer in connection with Manufacturer's disposition of such property, and will hold Manufacturer harmless from loss, liability or expense arising from the claims of third parties who assert a property interest in the Personalty, such as lenders whose loans are secured by such property. Customer's obligation to observe and perform this covenant will survive the termination or expiration of this Agreement.

SECTION 11: DURATION AND TERMINATION.

        11.1    Term of Agreement.    This Agreement shall commence on the Effective Date and shall expire on the last day of the calendar year of the fifth (5th) anniversary of the Effective Date, unless sooner terminated pursuant to Section 11.2 or 11.4 below. The period from the Effective Date through expiration or termination as provided herein, including any renewal, shall be referred to as the "Term".

        11.2    Immediate Termination.    Either Party may terminate this Agreement, effective immediately, without liability for said termination, upon written notice to the other Party, if any of the following events occur:

          (a)  the other files a voluntary petition in bankruptcy;

          (b)  the other is adjudged bankrupt;

          (c)  a court assumes jurisdiction of the assets of the other under a federal reorganization act;

          (d)  a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other;

          (e)  the other becomes insolvent or suspends its business; or

          (f)    the other makes an assignment of its assets for the benefit of its creditors.

        11.3    Termination upon Notice and Cure.    Either Party may terminate this Agreement for a material breach or default of the Agreement by the other Party, provided that such termination may be made only following the expiration of a thirty (30) day period during which the other Party has failed to cure such breach after having been given written notice of such breach.

        11.4    Termination of Manufacturing Services.    Customer may terminate all rights and obligations of the parties with respect to the manufacturing obligations under this Agreement at its sole option by providing Manufacturer with at least 90 days written notice prior to the date of termination of such obligations.

SECTION 12: INDEMNIFICATION.

        12.1    Customer's Indemnification.    Customer will indemnify, defend and hold harmless Manufacturer, its affiliates, and their respective employees, agents, officers, directors, and shareholders against all Damages, arising from (a) any sale of the Products by Customer; (b) any breach of any representation, warranty or covenant of Customer under this Agreement; or (c) any claims by Customer's employees or third party contractors at the facility.

        12.2    Manufacturer's Indemnification.    Manufacturer will indemnify, defend and hold harmless Customer, its affiliates, and their respective employees, agents, officers, directors, and shareholders against all Damages, arising from (a) any failure of the Products delivered under this Agreement to conform with the Specifications; (b) any breach of any representation, warranty or covenant of Manufacturer under this Agreement or (c) any claims by Manufacturer's employees or third party contractors at the facility.

        12.3    Applicability of Indemnification Obligation.    EACH OF THE AGREEMENTS TO INDEMNIFY, DEFEND OR HOLD HARMLESS CONTAINED IN SECTION 12.1 OR 12.2 SHALL APPLY IRRESPECTIVE OF WHETHER THE SUBJECT CLAIM IS BASED IN WHOLE OR IN PART UPON THE SOLE OR CONTRIBUTORY NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR GROSS), BREACH OF COVENANT, OR BREACH OR VIOLATION OF ANY DUTY IMPOSED BY ANY LAW OR REGULATION, ON THE PART OF THE BENEFICIARY OF THE AGREEMENT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

        12.4    Remedies non-exclusive.    The remedies provided in this Section 12 are not exclusive of nor will they limit any other remedies that may be available to any Party.

SECTION 13: EXPENSES.

        Except as otherwise provided herein, each Party shall pay its own expenses in connection with (a) the preparation and negotiation of this Agreement; (b) performance of this Agreement and the transactions contemplated hereby; and (c) any advertising, sales or other expenses incurred by such Party.

SECTION 14: MISCELLANEOUS.

        14.1    Notices.    All notices and other communications required to be given hereunder, or which may be given pursuant or relative to the provisions hereof, shall be in writing and shall be deemed to have been given when delivered by hand or by an overnight courier service, or mailed, postage prepaid, by first class United States mail, certified return receipt requested, or transmitted by facsimile (with transmission acknowledgment received, provided written notice delivered by any of the other means of delivery specified in this Section 14.1 follows such facsimile), as follows:

If to Manufacturer:	Boehringer Ingelheim Vetmedica, Inc.	If to Customer:	KMG Bernuth, Inc.
	2621 North Belt Highway St. Joseph, Missouri 64506-2002 Attn: James Kroman Fax: 816-233-3487		10611 Harwin, Suite 402 Houston, TX 77036 Attn: John V. Sobchak Fax: 713-988-9298
Copy to:	Armstrong Teasdale LLP	Copy to:	Roger C. Jackson, Esq.
	One Metropolitan Square, Suite 2600 St. Louis, Missouri 63102-2740 Attention: Mark L. Stoneman Fax: 314-621-5065		10611 Harwin, Suite 402 Houston, TX 77036 General Counsel Fax: 713-988-9298

        14.2    Jurisdiction; Service of Process.    Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

        14.3    Waiver of Jury Trial.    EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT.

        14.4    Waiver.    The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        14.5    Entire Agreement and Modification.    This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the exhibits attached hereto and the other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

        14.6    Assignments, Successors, and No Third-party Rights.    Neither Party may assign any of its rights under this Agreement without the prior consent of the other Party, which may be withheld in the consenting Party's sole discretion. Notwithstanding the foregoing, Manufacturer may assign this Agreement in the event of a sale of the Facility to a third party, provided that Manufacturer guarantees the obligations of such third party under this Agreement or obtains the prior written consent of Customer, which consent shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

        14.7    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        14.8    Force Majeure.    Either Party shall be excused from performance hereunder (except as to payment for Product delivered hereunder), if and to the extent performance is prevented of delayed by any cause beyond its control, such as, and not by way of limitation, fire, floods, windstorms, explosions, strikes, work stoppages, labor disputes, riots, acts of God, sabotage, acts of the public enemy, wars, government intervention (including regulatory intervention), and general industry unavailability of transportation (any of the foregoing shall be referred to as a "Force Majeure Event"), provided that: (a) the non-performing Party gives the other Party reasonably prompt written notice describing the particulars of the occurrence; and (b) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure Event.

        14.9    Section Headings, Construction.    The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

        14.10    Time of Essence.    With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        14.11    Governing Law.    This Agreement will be governed by the laws of the State of Missouri, without regard to conflicts of laws principles.

        14.12    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK—SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned have entered into this Contract Manufacturing Agreement to be effective as of the Effective Date.

KMG BERNUTH, INC.		BOEHRINGER INGELHEIM VETMEDICA, INC.
By:	/s/ DAVID L. HATCHER	By:	/s/ DAVID J. ROBERTS
Printed Name: David L. Hatcher		Printed Name: David J. Roberts
Title: President		Title: Vice President—Finance

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EXHIBIT 10.29
TABLE OF CONTENTS
CONTRACT MANUFACTURING AGREEMENT
SECTION 1: DEFINITIONS.
SECTION 2: REPRESENTATIONS OF CUSTOMER.
SECTION 3: REPRESENTATIONS OF MANUFACTURER.
SECTION 4: INSURANCE
SECTION 5: INDEPENDENT CONTRACTORS
SECTION 6: MANUFACTURING OF PRODUCTS.
SECTION 7: SHIPMENT; RISK.
SECTION 8: INVOICES.
SECTION 9: INVENTORY.
SECTION 10: EQUIPMENT.
SECTION 11: DURATION AND TERMINATION.
SECTION 12: INDEMNIFICATION.
SECTION 13: EXPENSES.
SECTION 14: MISCELLANEOUS.